UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008 (June 16, 2008)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2008, Allos Therapeutics, Inc. (the “Company”) entered into a Fifth Amendment to Office Lease Agreement (the “Fifth Lease Amendment”) to its Office Lease, dated April 4, 2001, as previously amended (the “Existing Lease Agreement”), with Circle Point Properties, LLC (“Landlord”), successor to Catellus Development Corporation.  The Existing Lease Agreement, as amended by the Fifth Lease Amendment is hereinafter referred to as the “Lease Agreement.”

Pursuant to the Fifth Lease Amendment, the Company and Landlord agreed to extend the term of the Lease Agreement from and after November 1, 2008 for a period of thirty-nine (39) months to expire January 31, 2012.  The parties also agreed that the Company will have the right, subject to the terms of the Fifth Lease Amendment, to extend the term of the Lease Agreement for one (1) additional period of three (3) years thereafter.

Under the Fifth Lease Amendment, the Company and Landlord further agreed to reduce the number of rentable square feet included in the leased premises to approximately 34,536 square feet.  The premises leased under the Lease Agreement is the premises commonly known as Suite 200, Suite 160 and storage space located in the office building located at 11080 Circle Point Road, Westminster, Colorado 80020.

Except as provided in the Fifth Lease Amendment, all other terms of the Existing Lease Agreement remain in full force and effect.

The Company will file the Fifth Lease Amendment as an exhibit to its Form 10-Q for the quarter ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2008

ALLOS THERAPEUTICS, INC.

	By:	/s/ Marc H. Graboyes
Marc H. Graboyes
	Its:	Senior Vice President, General Counsel & Secretary